EXHIBIT 10.11

                 VOTING AGREEMENT


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                     SUMX INC.

                 VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is made and entered into this 3rd day of December, 1998, by the undersigned holders (the "Key Stockholders") of the common stock of Sumx Inc. (the "Company") and Britton & Koontz Capital Corporation (the "Investor"), the purchaser of One Million (1,000,000) Shares of Series A Preferred stock as of this same date.

                    WITNESSETH:

     WHEREAS, the Key Stockholders are the beneficial owners of an aggregate of one hundred percent (100%) of the Common Stock of the Company; and

     WHEREAS, the Company proposes to sell shares of its Series A
Preferred Stock (the "Series A Preferred Stock") to the Investor, pursuant to the Series A Preferred Stock Purchase Agreement (the "Purchase
Agreement") of even date herewith (the "Financing");

     WHEREAS, in connection with the consummation of the Financing, the Key Stockholders and the Investor have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 SECTION 1. VOTING

      1.1 Common Shares; Investor Shares.

      (a)The Key Stockholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by each of the Key Stockholders after the date hereof (hereinafter collectively referred to as the "Common Shares"), subject to, and to vote the Common Shares in accordance with, the provisions of this Agreement.

      (b)The Investor agrees to hold all shares of voting capital stock of the Company now owned or hereinafter acquired (including but not limited to all shares of Common Stock issued upon conversion of the Company's Series A Preferred Stock) registered in their respective names or beneficially owned by them as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof) (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.


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      1.2 Voting.

      (a)At any annual or special meeting called, or any other action taken, for the purpose of electing to, or removing directors from, the Company's Board of Directors, the Key Stockholders and the Investor agree to vote all of their Common Shares and Investor Shares, respectively, during the term of this Agreement so as always to cause the Board of Directors to consist solely of the following three (3) designated nominees: Richard J. Reppert; Bazile R. Lanneau, Jr.; and W. Page Ogden (or such successor as Investor may designate to replace W. Page Ogden, or such successor that Summit Research, Inc. may designate to replace Richard J. Reppert, or, in the event of the death or incapacity of Bazile R. Lanneau, Jr., such representative that the majority of holders of common shares previously owned by Lanneau may designate to replace Lanneau).

      (b)The Key Stockholders and Investor hereby agree that none of the following actions may be taken without approval of more than two thirds of the outstanding shares of the Company, with the holders of Common Shares and Investor Shares voting together as a single class, or the unanimous approval of the Board of Directors of the Company:

      (i)the adoption of an amendment, restatement, or modification of the Amended and Restated Certificate of Incorporation or By-laws;

      (ii)a sale of substantially all of the assets or business of the Company or the merger or consolidation of the Company with another Company if the merger or consolidation will result in the existing stockholders of the Company holding less than 50% of the combined voting power of the then existing securities of the surviving corporation;

      (iii)any liquidation, dissolution, or winding up of the Company;

      (iv)any increase or decrease in the authorized number of shares of common stock or preferred stock or any redemptions of common stock or preferred stock; and

      (v)any change in the number of directors designated to the Board of Directors of the Company.

      1.3 Legend.

      (a)Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Common Shares and the Investor Shares the following restrictive legend (the "Legend"):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO SUMX INC .

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      (b)The Company agrees that, during the term of this
Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Common Shares or Investor Shares theretofore represented by a certificate carrying the Legend.

      1.4 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Common Shares or Investor Shares. The Company shall not permit the transfer of any of the Common
Shares or Investor Shares on its books or issue a new certificate representing any of the Common Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written Agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Stockholder or Investor, as applicable.

      1.5 Other Rights. Except as provided by this Agreement, the Investor Rights Agreement and the Series A Preferred Stock Purchase Agreement, each Key Stockholder and Investor shall exercise the full rights of a shareholder with respect to the Common Shares and the Investor Shares, respectively.

 SECTION 2. TERMINATION

      2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

      (a)the date of the closing of a firmly underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with, and declared effective under the Securities Act of 1933, as amended; or

      (b)ten (10) years from the date of this Agreement; or

      (c)the date as of which the parties hereto terminate this Agreement by written consent of holders of ninety percent (90%) of the Investor Shares and holders of ninety percent (90%) of the Common Shares.

 SECTION 3. MISCELLANEOUS

      3.1 Ownership. Each Key Stockholder represents and warrants to the Investor, and the Investor represents and warrants to the Key Stockholders, that (a) the stockholder now owns the Common Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof; and (b) such Key Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Stockholder enforceable in accordance with its terms.


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      3.2 Further Action.  If and whenever the Common Shares are sold, the Key Stockholders and Investor or the personal representative of the Key Stockholders and Investor shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Common Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement

      3.3 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

      3.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Mississippi as such laws apply to agreements among Mississippi residents made and to be performed entirely within the State of Mississippi.

      3.5 Amendment. The Key Stockholders and Investor hereby agree that this Agreement may be amended only with the approval of the holders of more than ninety percent (90%) of the holders of the outstanding shares of the Company common stock (of those holders who are parties to this Agreement or who are bound by this Agreement as a successor in interest to a party to this Agreement), with all holders voting together as a class,.

      3.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

      3.7 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

      3.8 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Common Shares or Investor Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Common Shares or Investor Shares, as the case may be, for purposes of this Agreement.

      3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.


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      3.10 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

      3.11 Attorney's Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

      3.12 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



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     IN WITNESS WHEREOF, the parties hereto have executed this
VOTING AGREEMENT as of the date first above written.


KEY STOCKHOLDERS:                    INVESTOR:

                                     BRITTON & KOONTZ CAPITAL CORPORATION


/s/ Bazile R. Lanneau, Jr.           By:  /s/ W. Page Ogden
    ______________________                ______________________
    Bazile R. Lanneau, Jr.           Its: President & CEO



SUMMIT RESEARCH, INC.

By:  /s/ Richard J. Reppert
     ______________________
Its: President